UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2010

Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia	31999
(Address of principal executive offices)	(Zip Code)

706.323.3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Aflac Incorporated announced today that it has sold its holdings of Greek sovereign debt and reduced its investment exposure to perpetual, or so-called “hybrid,” securities through two separate transactions.

The company sold its entire holdings of Greek sovereign debt, which totaled $270 million of par value at March 31, 2010.

The company exchanged a perpetual, Upper Tier II security of a European issuer for a higher-rated, fixed maturity, senior debt instrument. In addition, the company further reduced its perpetual Upper Tier II holdings through a privately negotiated transaction with another European issuer. These two transactions lowered the company’s exposure to perpetual securities by $725 million of par value, or 8.4% of total perpetual securities at March 31, 2010.

A copy of the press release issued by Aflac Incorporated is furnished herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits.

         99.1 - Press release of Aflac Incorporated dated June 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

June 28, 2010	/s/ Ralph A. Rogers, Jr.
(Ralph A. Rogers, Jr.)
Senior Vice President, Financial Services Chief Accounting Officer

EXHIBIT INDEX:

99.1	- Press release of Aflac Incorporated dated June 28, 2010